Exhibit 10.2

Security Agreement

This Security Agreement (this “Agreement”) dated August 12, 2024 is entered into by and between Yakov Holdings, LLC (the “Lender”) and The OLB Group, Inc. (the “Borrower”), collectively referred to as the “Parties” and individually as a “Party”.

The purpose of this Agreement is to set forth the terms and conditions under which the Lender has agreed to provide a loan of up to Five Million Dollars (USD 5,000,000) to the Borrower as evidenced by the Secured Convertible Promissory Note (the “Promissory Note”) of even date herewith in favor of the Lender. The loan proceeds are intended for the payment of the Company’s debts, including, but not limited to, working capital and the payment of credit card or other indebtedness.

1.	Grant of Security Interest

(a)	Pursuant to the terms and conditions of this Agreement, and in consideration of the Loan Proceeds provided by the Lender to the Borrower, the Borrower hereby grants to the Lender a security interest in all of its present and future assets (“Collateral”) as security for the payment and performance of all obligations under this Agreement. This security interest includes, but is not limited to, all accounts, equipment, inventory, and general intangibles, subject to the exclusions specified herein. Notwithstanding anything contained in this Agreement to the contrary, in the event the Borrower engages in a transaction involving the spin-off, sale, financing or merger of DMINT, Inc. this security interest in DMINT and all all of its underlying assets will be released.

(b)	The Borrower represents and warrants that it has full power and authority to grant the security interest in the Collateral as described herein and that such Collateral is free of any other liens or encumbrances, except as otherwise provided in this Agreement. The Borrower further agrees to execute any additional documents and take any further actions as may be reasonably required by the Lender to perfect and maintain the security interest granted herein, including but not limited to the filing of UCC Financing Statements.

2.	Representations and Warranties. The Borrower hereby represents and warrants to the Lender that:

(a)	All information provided by the Borrower to the Lender in connection with this Agreement is true, accurate, and complete in all material respects as of the date of this Agreement.

(b)	The Borrower has the legal right and authority to enter into this Agreement and to perform all of its obligations hereunder.

(c)	The execution, delivery, and performance of this Agreement by the Borrower does not and will not violate any law, regulation, order, or agreement to which the Borrower is a party or by which it is bound.

(d)	The Collateral, as defined in this Agreement, is free from any liens or encumbrances, except for those expressly permitted by this Agreement.

(e)	The Borrower is the sole owner of the Collateral, with full power and authority to pledge the Collateral as security for the Loan Proceeds, subject to the terms of this Agreement.

(f)	The Borrower will not sell, transfer, or otherwise dispose of any of the Collateral without the prior written consent of the Lender, except for sales of inventory in the ordinary course of business.

3.	Covenants. The Borrower hereby covenants with the Lender as follows:

(a)	To promptly pay all sums due under this Agreement, including but not limited to the repayment of the Loan Proceeds, interest, fees, and any other charges, when due and payable without delay or set-off.

(b)	To comply with all laws, regulations, and governmental requirements applicable to the Borrower’s business operations, the use of the Loan Proceeds, and the Collateral.

(c)	To maintain all necessary licenses, permits, and approvals required for the Borrower’s business operations and the use of the Collateral.

(d)	To provide the Lender with prompt notice of any material adverse change in the Borrower’s financial condition or business operations.

(e)	To insure the Collateral against loss or damage by theft, fire, and other risks, in amounts and with insurers acceptable to the Lender, and to provide proof of such insurance to the Lender upon request.

(f)	To not sell, lease, transfer, or otherwise dispose of the Collateral or any part thereof, without the prior written consent of the Lender, except for sales of inventory in the ordinary course of business.

(g)	To not encumber or permit any liens on the Collateral, except for liens arising in the ordinary course of business and not related to any borrowings, without the prior written consent of the Lender.

(h)	To keep the Collateral free from any adverse claims or interests, and to defend the Collateral against all claims and/or legal actions.

(i)	To provide the Lender, upon request, with financial statements and other information concerning the Borrower’s financial condition and business operations.

(j)	To promptly notify the Lender of any legal actions or proceedings that may affect the Borrower’s ability to perform its obligations under this Agreement or that may affect the Collateral.

4.	Events of Default. An event of default (“Event of Default”) occurs under this Agreement if any of the following conditions are met:

(a)	The Borrower fails to make any payment of principal or interest on the Loan Proceeds when due and this failure continues for a period of more than 10 business days.

(b)	The Borrower breaches any representation, warranty, covenant, or other agreement contained in this Agreement, and such breach is not cured within 30 days after written notice thereof from the Lender to the Borrower.

(c)	The Borrower commences any case, proceeding, or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or if any such case, proceeding, or other action is commenced against the Borrower and is not dismissed within 60 days.

(d)	Any material part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors.

(e)	The Borrower attempts to sell, transfer, lease, or otherwise dispose of any of the Collateral, except as expressly permitted by this Agreement.

(f)	The Borrower makes any assignment for the benefit of creditors, or any voluntary arrangement with creditors.

(g)	Any representation or warranty made by the Borrower in this Agreement or in any statement or certificate given in writing pursuant thereto or in connection with this Agreement proves to have been false or misleading in any material respect when made.

5.	Remedies on Default. Upon the occurrence of an Event of Default, the Lender shall have the right, at its sole discretion, to declare all outstanding amounts under this Agreement immediately due and payable without notice or demand to the Borrower. Furthermore, the Lender may exercise any one or more of the following remedies:

(a)	Take possession of any or all of the Collateral to the extent permissible by law;

(b)	Proceed with the foreclosure of the Lender’s security interest in any or all of the Collateral, in accordance with applicable New York law, and apply the proceeds thereof to the reduction of the Borrower’s obligations under this Agreement;

(c)	Sell, lease, or otherwise dispose of any or all of the Collateral, in a commercially reasonable manner, and apply the proceeds to the reduction of the Borrower’s obligations under this Agreement;

(d)	Exercise any other rights, remedies, and privileges available to the Lender under this Agreement, by law, or in equity, including but not limited to seeking specific performance of any covenant, condition, or agreement of the Borrower herein.

Any notice of default provided to the Borrower shall be in writing and shall specify the nature of the default and the remedy being sought by the Lender. The Borrower shall have the right to cure any default, to the extent curable, within a period specified in this Agreement or as otherwise agreed upon by the Parties. Failure by the Borrower to cure a default within the specified or agreed period shall entitle the Lender to exercise any of the remedies set forth above.

6.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than those of the State of New York. Any legal suit, action, or proceeding arising out of or related to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

(b)	The Parties agree that a final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)	The parties waive the right to a jury trial.

(d)	In the event litigation ensues arising from or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

(e)	All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and addressed to the Parties at the addresses set forth on the signature page of this Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this section).

(f)	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(g)	No amendment to or modification of or rescission, termination, or discharge of this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

(h)	The failure of any Party to enforce any right or provision of this Agreement will not be deemed a waiver of such right or provision unless acknowledged and agreed to by the Party in writing.

(i)	This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, superseding all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties hereto have executed this Security Agreement as of the date first above written.

LENDER:

Yakov Holdings, LLC

/s/ Ronny Yakov
By: Mr. Ronny Yakov, Managing Member

BORROWER:

The OLB Group, Inc.

By:	/s/ Rachel Boulds
Name:	Rachel Boulds
Title:	Chief Financial Officer

By:	/s/ Patrick Smith
Name:	Patrick Smith
Title:	VP Finance

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